Exhibit 99.1

FOR IMMEDIATE RELEASE
May 15, 2009

For more information:
Kenneth Torosian	Jordan M. Darrow
Chief Financial Officer	Investor Relations
Medialink Worldwide Incorporated	Darrow Associates, Inc.
Tel: (212) 682-8300	Tel: (631) 367-1866
IR@medialink.com	jdarrow@darrowir.com

MEDIALINK REPORTS FIRST QUARTER 2009 RESULTS

NEW YORK, May 15, 2009 – Medialink Worldwide Incorporated (Nasdaq: MDLK), a leading provider of diversified media services for professional communicators and marketers, today reported financial results for the first quarter ended March 31, 2009.

Prior period results of operations and financial position have been reclassified to reflect Teletrax, the Company’s digital video monitoring services segment, and Medialink UK Limited (“Medialink UK”), the Company’s UK-based media communications services business, as discontinued operations in all periods presented.

Revenues for the three months ended March 31, 2009, of $3.2 million decreased by 34.5% from revenues of $4.9 million in the comparable 2008 period.  This decrease, which is in line with previously announced expectations for the quarter, was the result of a decline in the number of projects amidst deteriorating worldwide economic conditions.

The Company incurred an operating loss of $1.3 million in the first quarter of 2009, as compared to an operating loss of $1.5 million in the comparable 2008 quarter.  For the three months ended March 31, 2009, the Company reported a net loss of $1.5 million, or $0.23 per share, consisting of a loss from continuing operations of $1.4 million, or $0.21 per share, and a loss from discontinued operations of $120,000, or $0.02 per share.  The loss from discontinued operations in the 2009 quarter represents costs incurred in the period for winding down Medialink UK.

For the comparable period in 2008, the Company reported a net loss of $2.5 million, or $0.39 per share, which consisted of a loss from continuing operations of $1.5 million, or $0.23 per share, and a loss from discontinued operations of $1.0 million, or $0.16 per share.  The loss from discontinued operations in the 2008 quarter consisted of a loss from operations for Teletrax of approximately $800,000 and a loss from operations for Medialink UK of approximately $200,000.

The Company had cash and working capital totaling $4.7 million and $3.4 million, respectively, at March 31, 2009.  The Company expects to incur operating losses in 2009 as revenues continue to decline from the prior year in the current economic climate.  The Company’s sole source of capital is its working capital, which may not be sufficient to fund continuing operating losses and existing obligations.  The Company is currently pursuing various strategic alternatives, including obtaining additional financing or investment from potentially interested third-party investors or buyers.  The Company also continues to take action to reduce its costs, and has completed, and will continue to initiate, various measures in an effort to achieve profitability.  If the Company is not successful in these efforts it may not be able to finance its operations and commitments with its working capital, and therefore may not be able to continue as a going concern, which would result in the Company’s inability to realize the carrying value of its assets and liquidate its liabilities.

Medialink Reports First Quarter 2009 Results	Page of 2 of 4

“We faced significant challenges during rough economic times in the first quarter,” said Laurence Moskowitz, President and Chief Executive Officer of Medialink.  “However, we continue to see improvement as revenue has increased each month in 2009 and our operating margins have increased from last year as result of our cost-cutting initiatives.  Even with these modest performance improvements, the overall economic climate still poses greater challenges than we faced last year, and we are currently forecasting a $1.4 million decline in revenues for the second quarter of 2009 as compared to the comparable 2008 quarter.”

Medialink will host a teleconference with a simultaneous webcast at 11:00 a.m. EDT today to discuss the Company’s quarterly results.  Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, and Kenneth G. Torosian, Chief Financial Officer. To access the teleconference, please dial 1-888-713-4216 (domestic) or 1-617-213-4868 (international) and use “99637472” as the passcode, approximately 10 minutes prior to the start time.  The conference call will be webcast live by Thomson Financial and can be accessed at Medialink’s website at www.medialink.com.  The webcast is also being distributed through the Thomson StreetEvents Network via www.earnings.com (for individual investors) and www.streetevents.com (for institutional investors).  To listen to the webcast, please go to any of these websites about 10 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company’s website or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), with playback access code “91974838”, starting approximately two hours after the conclusion of the call and available until June 22, 2009.

About Medialink:

Medialink is a leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, and the Internet.  Based in New York, Medialink has offices in major cities throughout the United States.  For additional investor and financial information, please visit the Investor Relations section of the Company's website (www.medialink.com).

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses; our ability to achieve profitability; our ability to obtain financing or other capital; our ability to remain a going concern and remain in operation; the financial stability of our clients; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Mediaseed®; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(Please see attached financial tables)

Medialink Reports First Quarter 2009 Results	Page of 3 of 4

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands, except per-share amounts)

	For the three months
	ended March 31,
	2009	2008

Revenues	$3,182	$4,860

Direct costs	1,247	2,136
Selling, general, and administrative expenses	3,143	3,821
Depreciation and amortization	-	239
Charge for exit activities	81	119

Operating loss	(1,289)	(1,455)
Interest expense - net	(89)	(105)

Loss from continuing operations before taxes	(1,378)	(1,560)
Income tax benefit	-	(96)

Loss from continuing operations	(1,378)	(1,464)
Loss from discontinued operations, net of tax	(120)	(1,057)

Net loss	$(1,498)	$(2,521)

Basic and diluted income (loss) per common share:
Loss from continuing operations	$(0.21)	$(0.23)
Loss from discontinued operations	(0.02)	(0.16)

Net loss	$(0.23)	$(0.39)

Weighted average number of common shares:
Basic and diluted	6,428	6,428

Medialink Reports First Quarter 2009 Results	Page of 4 of 4

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands)

	March 31,	December 31,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$4,686	$5,354
Accounts receivable - net	1,663	2,190
Prepaid expenses	346	264
Prepaid and refundable taxes	53	627
Other current assets	500	824
Total current assets	7,248	9,259

Other assets	200	211

Total assets	$7,448	$9,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$951	$1,221
Accrued expenses and other current liabilities	2,922	3,172
Total current liabilities	3,873	4,393

Convertible debentures, net of unamortized discount of $112 and $133	2,538	2,517
Other long-term liabilities	304	379
Total liabilities	6,715	7,289

Stockholders' Equity	733	2,181

Total liabilities and stockholders' equity	$7,448	$9,470